Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

6.50% SERIES B FIXED-RATE RESET CUMULATIVE

REDEEMABLE PERPETUAL PREFERRED STOCK

AND

SERIES B-1 PREFERRED STOCK

OF

NISOURCE INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

NiSource Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on January 25, 2024, the Board duly adopted resolutions authorizing (a) the redemption of the outstanding 20,000 shares of the Corporation’s 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) and the simultaneous redemption of the outstanding 20,000 shares of the Corporation’s Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”) and (b) the Authorized Officers of the Corporation to do and perform, or cause to be done and performed, all such acts and deeds and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments, waivers, amendments or certificates and to pay any fees or costs in the name and on behalf of the Corporation or otherwise as any such Authorized Officer may deem necessary or appropriate to effectuate and carry out fully the purpose and intent of the foregoing resolutions.

2. All shares of the Series B Preferred Stock and Series B-1 Preferred Stock have been redeemed.

3. The “Authorized Officers” include Kimberly S. Cuccia, the Senior Vice President, General Counsel and Corporate Secretary of the Corporation.

4. Pursuant to Section 151 of the General Corporation Law of the State of Delaware, such resolutions shall have the effect of eliminating from the certificate of incorporation of the Corporation all matters set forth in the Certificate of Designations of the Series B Preferred Stock previously filed by the Corporation with the Secretary of State of the State of Delaware on November 30, 2018 (the “Series B Certificate of Designations”) and the Certificate of Designations of the Series B-1 Preferred Stock previously filed by the Corporation with the Secretary of the State of Delaware on December 26, 2018 (the “Series B-1 Certificate of Designations”).

5. No shares of Series B Preferred Stock and the Series B-1 Preferred Stock remain issued and outstanding.

6. Kimberly S. Cuccia, in her capacity as an Authorized Officer, has certified the resolutions set forth below.

NOW, THEREFORE, BE IT RESOLVED, that following redemption of the Series B Preferred Stock and the Series B-1 Preferred Stock, no further shares of Series B Preferred Stock shall be issued subject to the Series B Certificate of Designations and no further shares of the Series B-1 Preferred Stock shall be issued subject to the Series B-1 Certificate of Designations;

FURTHER RESOLVED, that following redemption of the Series B Preferred Stock and the Series B-1 Preferred Stock, no shares of the Series B Preferred Stock and the Series B-1 Preferred Stock are outstanding; and

FURTHER RESOLVED, that the Authorized Officers of the Corporation be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Corporation, to execute a Certificate of Elimination relating to the Series B Preferred Stock and the Series B-1 Preferred Stock, as well as such other certificates or instruments as may be required, to be filed with the Secretary of State of the State of Delaware to evidence the elimination from the certificate of incorporation of the Corporation all matters set forth in the Series B Certificate of Designations and in the Series B-1 Certificate Designations, such elimination to be effective upon the filing with the Secretary of State of the State of Delaware of such Certificate of Elimination of the Series B Preferred Stock and Series B-1 Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, NiSource Inc. has caused this Certificate of Elimination to be signed by the undersigned as of this 18th day of March, 2024.

/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and
Corporate Secretary

[Signature Page to Series B/B-1 Preferred Stock Certificate of Elimination]